Exhibit 4.4

GREENFIRE RESOURCES LTD.

(THE “CORPORATION”)

AMENDED AND RESTATED OMNIBUS SHARE INCENTIVE PLAN

TABLE OF CONTENTS

Article 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Interpretation	6
Article 2 PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS		7
2.1	Purpose of the Plan	7
2.2	Implementation and Administration of the Plan	7
2.3	Participation in this Plan	8
2.4	Shares Subject to the Plan	9
2.5	Limits on Grant of Awards	9
2.6	Granting of Awards	10
Article 3 OPTIONS		10
3.1	Nature of Options	10
3.2	Option Awards	10
3.3	Option Price	10
3.4	Option Term	10
3.5	Exercise of Options	11
3.6	Method of Exercise and Payment of Purchase Price	11
3.7	Option Agreements	12
Article 4 RESTRICTED AND PERFORMANCE SHARE UNITS		13
4.1	Nature of Share Units	13
4.2	Share Unit Awards	13
4.3	Share Unit Agreements	14
4.4	Vesting of Share Units	14
4.5	Redemption/Settlement of Share Units	15
4.6	Adjustments for Dividends and Performance Multiplier	16
Article 5 DEFERRED SHARE UNITS		17
5.1	Nature of Deferred Share Units	17
5.2	Market Fluctuation	17
5.3	Granting of DSU Awards	17
5.4	DSU Agreements	18
5.5	Redemption / Settlement of DSUs	18
5.6	Adjustment for Dividends	21
Article 6 GENERAL CONDITIONS		21
6.1	General Conditions Applicable to Awards	21
6.2	General Conditions Applicable to Options	22
6.3	General Conditions Applicable to Share Units	23
Article 7 ADJUSTMENTS AND AMENDMENTS		24
7.1	Adjustment to Shares Subject to Outstanding Awards	24
7.2	Change of Control	24
7.3	Amendment or Discontinuance of the Plan	25
Article 8 MISCELLANEOUS		26
8.1	Use of an Administrative Agent	26
8.2	Tax Withholding	26
8.3	Clawback	26
8.4	Securities Law Compliance	27
8.5	Reorganization of the Corporation	28
8.6	Quotation of Shares	28
8.7	Fractional Shares	28
8.8	Governing Laws	28
8.9	Severability	28
8.10	Code Section 409A	28

i

GREENFIRE RESOURCES LTD. OMNIBUS SHARE INCENTIVE PLAN

Effective as of February 1, 2024, Greenfire Resources Ltd. (the “Corporation”) hereby amends and restates this omnibus share incentive plan for certain qualified directors, executive officers, employees or Consultants (as defined herein) of the Corporation or any of its Subsidiaries (as defined herein), as originally approved by the Board (as defined herein) on September 20, 2023.

Article 1
INTERPRETATION

1.1	Definitions

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

(a)	“Adjustment Ratio” means, with respect to any Share Unit or DSU, the ratio used to adjust the number of Shares underlying such Share Unit or DSU, as applicable, and issuable on the Redemption Date or DSU Redemption Date, as applicable, subject to and in accordance with the terms of this Plan; and, in respect of each Share Unit or DSU, the Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted on a compounding basis thereafter by increasing the Adjustment Ratio on each Dividend Payment Date that occurs between the date of grant and the Redemption Date or DSU Redemption Date, as applicable, effective on the day following the corresponding Dividend Record Date, by an amount, rounded to the nearest six decimal places, equal to a fraction having as its numerator the value of the Dividend, expressed as an amount per Share, paid on that Dividend Payment Date, and having as its denominator the Market Value of a Share on that Dividend Payment Date;

(b)	“Award” means any of an Option, Share Unit or DSU granted pursuant to, or otherwise governed by, the Plan;

(c)	“Blackout Period” means the period during which the relevant Participant is subject to trading restrictions imposed by the Corporation in accordance with its trading policies affecting trades by an eligible Participants;

(d)	“Blackout Period Expiry Date” means the date on which a Blackout Period expires;

(e)	“Board” has the meaning ascribed thereto in Section 2.2(a) hereof;

(f)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Calgary, Alberta for the transaction of banking business;

(g)	“Canadian Participant” means a Participant who is a resident of Canada and/or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer;

(h)	“Cash Fees” has the meaning set forth in Section 5.3(a);

(i)	“Cashless Exercise Right” has the meaning ascribed thereto in Section 3.6(c) hereof;

(j)	“Change of Control” means:

(i)	a successful “take-over bid” as defined in National Instrument 62-104 or any replacement or successor provisions (“NI 62-104”), which is not exempt from the formal take-over bid requirements of NI 62-104, pursuant to which the “offeror” as a result of such take-over bid, beneficially owns, directly or indirectly, in excess of 50% of the outstanding Common Shares;

(ii)	the issuance to or acquisition by any person, or group of persons acting in concert, of directly, or indirectly, including through an arrangement, merger or other form of reorganization of the Corporation, of Common Shares of the Corporation which in the aggregate total 50% or more of the then issued and outstanding Common Shares;

(iii)	the winding up or termination of the Corporation or the sale, lease or transfer of all or substantially all of the directly or indirectly held assets of the Corporation to any other person or persons (other than pursuant to an internal reorganization or in circumstances where the business of the Corporation is continued);

provided that notwithstanding the application of any of the foregoing, a “Change of Control” shall be deemed to not have occurred:

(iv)	pursuant to an arrangement, merger or other form of reorganization of the Corporation where the holders of the outstanding voting securities or interests of the Corporation immediately prior to the completion of the reorganization will hold more than 90% of the outstanding voting securities or interests of the continuing entity upon completion of the reorganization; or

(v)	if a majority of the Board determines that in substance an arrangement, merger or reorganization has not occurred or the circumstances are such that a Change of Control should be deemed to not have occurred and any such determination shall be binding and conclusive for all purposes hereunder; or

(vi)	for purposes of any Award that constitutes “deferred compensation” (within the meaning of Code Section 409A), the payment of which would be accelerated upon a Change of Control, a transaction will not be deemed a Change of Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Code Section 409A;

(k)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(l)	“Code Section 409A” means Section 409A of the Code and applicable regulations and guidance issued thereunder;

(m)	“Consultant” means a Person other than an employee, executive officer or director of the Corporation or a Subsidiary, who provides ongoing bona fide services to the Corporation (not in connection with the offer or sale of securities in a capital-raising transaction), and who does not directly or indirectly promote or maintain a market for the Corporation’s securities;

(n)	“Consulting Agreement” means any written consulting agreement between the Corporation or a Subsidiary and a Participant who is a Consultant;

(o)	“Corporation” means Greenfire Resources Ltd., a corporation existing under the Business Corporations Act (Alberta);

(p)	“Designated Broker” means a broker who is independent (pursuant to the rules and policies of the TSX) of, and deals at arm’s length with, the Corporation and its Subsidiaries and is designated by the Corporation or its Subsidiaries;

(q)	“Director Fees” means the total compensation (including annual retainer and meeting fees, if any, but excluding amounts that are reimbursements or allowances for expenses) paid by the Corporation to a Non-Employee Director in a calendar year for service on the Board;

(r)	“Dividend” means a dividend declared and paid by the Corporation in respect of the Shares, whether payable in cash, Shares or other securities or other property, expressed as an amount per Share;

(s)	“Dividend Payment Date” means any date that a Dividend is paid to holders of Shares;

(t)	“Dividend Record Date” means the applicable record date in respect of any Dividend used to determine the holders of Shares entitled to receive such Dividend;

(u)	“DSU” has the meaning ascribed thereto in Section 5.1 hereof;

(v)	“DSU Agreement” means a written agreement between the Corporation and a Participant or other form of documentation evidencing the grant of DSUs and the terms and conditions thereof, a form of which is attached hereto as Exhibit “D”;

(w)	“DSU Redemption Date” means, with respect to a particular DSU, the date on which such DSU is redeemed by the Corporation in accordance with the provisions of this Plan;

(x)	“Effective Date” means the effective date of this Plan, being September 20, 2023;

(y)	“Electing Person” means a Participant who is, on the applicable Election Date, an Non-Employee Director;

(z)	“Election Date” means the date on which the Electing Person files an Election Notice in accordance with Section 5.3(b);

(aa)	“Election Notice” has the meaning set forth in Section 5.3(b);

(bb)	“Eligible Participant” means: (i) in respect of a grant of Options or Share Units, any executive officer, employee or Consultant of the Corporation or any of its Subsidiaries, and (ii) in respect of a grant of DSUs, any Non-Employee Director.

(cc)	“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

(dd)	“Exchange” means the New York Stock Exchange and/or the Toronto Stock Exchange, if the Common Shares are listed on such stock exchanges, and where the context permits such other stock exchanges on which the Common Shares are or may be listed, from time to time;

(ee)	“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Option, if applicable;

(ff)	“Final Service Date” means the earlier of:

(i)	shall mean: (A) in respect of a Participant that is an officer, employee or consultant of the Corporation or Subsidiary, the Participant’s last day actively at work performing the usual and customary day-to-day duties of the Participant’s officer, employment or consulting position, regardless of the reason for the cessation of the employment or consulting relationship, regardless of whether any advance working notice, or compensation in lieu of such notice is given to such Participant, and regardless of whether or not such cessation of the employment or consulting relationship is later found to be invalid or unlawful or in breach of any applicable laws, and the Final Service Date shall not, under any circumstances, be extended by any statutory, contractual or common law notice period mandated under any applicable laws, and (B) in respect of a Participant that is a director of the Corporation, the date that the Participant ceases to be a director of the Corporation (provided that, in all cases, in applying the provisions of this Plan to DSUs granted to a Canadian Participant, the “Final Service Date” shall be the latest date on which the Participant is neither a director, employee, executive or officer of the Corporation or of any affiliate of the Corporation (where “affiliate” has the meaning ascribed thereto by the Canada Revenue Agency for the purposes of paragraph 6801(d) of the ITA Regulations); or

(ii)	the date of the Participant’s death;

for greater certainty a transfer of employment or services between the Corporation and a Subsidiary or between subsidiaries of the Corporation shall not be considered an interruption or termination of the employment of the Participant, or cessation of the services provided by a Participant, as applicable, for any purpose of this Plan;

(gg)	“Grant Agreement” means an agreement or other form of documentation evidencing the grant to a Participant of an Award, including an Option Agreement, a Share Unit Agreement, a DSU Agreement, an Employment Agreement or a Consulting Agreement;

(hh)	“Insider” means a “reporting insider” as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes associates and affiliates (as such terms are defined in Part 1 of the TSX Company Manual) of such “reporting insider”;

(ii)	“ITA” means the Income Tax Act (Canada), as amended from time to time;

(jj)	“ITA Regulations” means the regulations promulgated under the ITA, as amended from time to time;

(kk)	“Just Cause” means anything which constitutes “just cause” for summary dismissal at common law and in respect of a Consultant any material breach of the applicable consulting contract by such Consultant;

(ll)	“Market Value of a Share” means, with respect to any particular date as of which the Market Value of a Share is required to be determined, (i) if the Shares are then listed on the Exchange (if at such time the Shares are listed on more than one Exchange, for the purpose of this definition Exchange shall refer to the Exchange on which a majority of trading in the Shares occurs), means the volume weighted average trading price of the Shares on the Exchange for the five (5) trading days immediately preceding such particular date and, for this purpose, the weighted average trading price shall be calculated by dividing the total value by the total volume of Shares traded for such period; (ii) if the Shares are not then listed on the Exchange, the closing price of the Shares on any other stock exchange on which the Shares are then listed (and, if more than one, then using the exchange on which a majority of trading in the Shares occurs) on the last trading day prior to the such particular date; or (iii) if the Shares are not then listed on any stock exchange, the fair market value as is determined solely by the Board, acting reasonably and in good faith, and such determination shall be conclusive and binding on all Persons;

(mm)	“Non-Employee Director” means a member of the Board who is not otherwise an employee or executive officer of the Corporation or a Subsidiary;

(nn)	“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price;

(oo)	“Option Agreement” means a written agreement between the Corporation and a Participant or other form of documentation evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as Exhibit “A”;

(pp)	“Option Price” has the meaning ascribed thereto in Section 3.2 hereof;

(qq)	“Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

(rr)	“Outstanding Issue” means the number of Shares that are outstanding as at a specified time, on a non- diluted basis;

(ss)	“Participant” means any Eligible Participant that is granted one or more Awards under the Plan;

(tt)	“Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Option or Share Unit or which is used to determine any Performance Multiplier applicable to any Share Unit;

(uu)	“Performance Multiplier” means a number ranging from a minimum of zero (0) to a maximum of two (2);

(vv)	“Performance Period” means the period determined by the Board at the time any Option or Share Unit is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Options or Share Unit are to be measured;

(ww)	“Performance Warrant Plan” means the Amended and Restated Performance Warrant Plan of the Corporation dated effective February 2, 2022 as amended and restated on March 7, 2022 and as amended and restated on September 20, 2023;

(xx)	“Person” means an individual, corporation, Corporation, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

(yy)	“Plan” means this Greenfire Resources Ltd. Omnibus Share Incentive Plan, including the exhibits hereto and any amendments or supplements hereto made after the effective date hereof;

(zz)	“Redemption Date” has the meaning ascribed thereto in Section 4.5(a) hereof;

(aaa)	“SEC” has the meaning ascribed thereto in Section 8.4(e) hereof;

(bbb)	“Separation from Service” has the meaning ascribed to it under Code Section 409A;

(ccc)	“Shares” means the common shares in the share capital of the Corporation;

(ddd)	“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, performance warrant plan, long-term incentive plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full- time employee, director, officer, Insider, or Consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise and for greater certainty shall include the Performance Award Plan;

(eee)	“Share Unit” means a right awarded to a Participant to receive a payment, which may be designated as a Performance Share Unit or a Restricted Share Unit, in cash or Shares (as determined by the Corporation in its sole discretion), as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

(fff)	“Share Unit Agreement” means a written agreement between the Corporation and a Participant or other form of documentation evidencing the grant of Share Units and the terms and conditions thereof, a form of which is attached hereto as Exhibit “C”;

(ggg)	“Share Unit Outside Expiry Date” has the meaning ascribed thereto in Section 4.5(d) hereof.

(hhh)	“Subsidiary” means a corporation that is controlled, directly or indirectly, by the Corporation or a partnership of which the Corporation or a Subsidiary owns the majority of the equity interests and is a general partner;

(iii)	“Termination of Service” means that a Participant has ceased to be an Eligible Participant;

(jjj)	“U.S.” means the United States of America;

(kkk)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(lll)	“U.S. Share Unit Outside Expiry Date” has the meaning ascribed thereto in Section 4.1 hereof;

(mmm)	“U.S. Taxpayer” means a Participant who is a U.S. citizen, a U.S. permanent resident or other person who is subject to taxation on their income or in respect of Awards under the Code, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer; and

(nnn)	“Vesting Date” has the meaning ascribed thereto in Section 4.4 hereof.

1.2	Interpretation

(a)	Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(b)	The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(c)	In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(d)	The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(e)	Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to Canadian currency, and where any amount is required to be converted to or from a currency other than Canadian currency, such conversion shall be based on the exchange rate quoted by the Bank of Canada on the particular date.

(f)	For purposes of this Plan, the legal representatives of a Participant shall only include the legal representative of the Participant’s estate or will.

(g)	If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

Article 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1	Purpose of the Plan

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)	to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b)	to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)	to reward Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d)	to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service.

2.2	Implementation and Administration of the Plan

(a)	The Plan shall be administered and interpreted by the board of directors of the Corporation (the “Board”) or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the “Board” herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval.

(b)	Subject to Article 7 and any applicable rules of the Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.

(c)	Subject to the provisions of this Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Corporation, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part. Any such delegation by the Board may be revoked at any time at the Board’s sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(d)	No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board or and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(e)	The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

2.3	Participation in this Plan

(a)	The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income (or other) tax matters affecting any Participant resulting from the grant, vesting, exercise or settlement of an Award, or transactions in the Shares, or otherwise in respect of participation under the Plan. Neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(b)	Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Subsidiaries. No asset of the Corporation or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

(c)	Unless otherwise determined by the Board, the Corporation shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

2.4	Shares Subject to the Plan

(a)	Subject to adjustment pursuant to Article 7 hereof, the securities that may be acquired by, or issued to, Participants pursuant to Awards under this Plan shall consist of authorized but unissued Shares, provided that, in the case of Share Units the Corporation (or applicable Subsidiary) may, at its sole discretion, elect to settle such Share Units and DSUs in cash or in Shares acquired in the open market by a Designated Broker for the benefit of a Participant.

(b)	The maximum number of Shares reserved for issuance, in the aggregate, under this Plan shall be equal to 10% of the Outstanding Issue, less any Shares underlying securities granted under any other Share Compensation Arrangement of the Corporation, if any. For the purposes of calculating the number of Shares reserved for issuance under this Plan, (i) each Option shall be counted as reserving one Share under the Plan and (ii) notwithstanding that the settlement of any Share Unit or DSU in Shares shall be at the sole discretion of the Corporation as provided herein and notwithstanding that a Performance Multiplier may apply to any Share Unit, for purposes of the foregoing each Share Unit and each DSU shall, in each case, be counted as reserving one Share under the Plan. The Plan is considered to be an “evergreen” plan as Shares of the Corporation covered by Awards which have been settled will be available for subsequent grant under the Plan, and the number of Awards that may be granted under the Plan increases if the total number of issued and outstanding Shares of the Corporation increases.

(c)	No Award may be granted if such grant would have the effect of causing the total number of Shares reserved for issuance under this Plan to exceed the maximum number of Shares reserved for issuance under this Plan as set out above.

(d)	If an outstanding Award (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised then in each such case the Shares reserved for issuance in respect of such Award (or portion thereof) will again be available for issuance under the Plan.

2.5	Limits on Grant of Awards

(a)	The maximum number of Shares issuable to Insiders, at any time under the Plan, or when combined with all of the Corporation’s other Share Compensation Arrangements, cannot exceed 10% of the Outstanding Issue.

(b)	The maximum number of Shares issued to Insiders, within any one-year period, under the Plan, or when combined with all of the Corporation’s other Share Compensation Arrangements, cannot exceed 10% of the Outstanding Issue.

(c)	Any Award granted pursuant to the Plan, or securities issued under any other Share Compensation Arrangements, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 2.5(a) and Section 2.5(b).

2.6	Granting of Awards

Any Award granted under or otherwise governed by the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or settlement of such Award or the exercise of any Option or the issuance or purchase of Shares thereunder, as applicable, such Award may not be granted, settled or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

Article 3
OPTIONS

3.1	Nature of Options

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For the avoidance of doubt, there shall be no adjustment to the number of Shares underlying an Option or to the exercise price of an Option for Dividends paid while an Option is outstanding except as otherwise contemplated by Article 7.

3.2	Option Awards

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted (which shall not be prior to the date of the resolution of the Board), (iii) subject to Section 3.3, determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of the Exchange.

3.3	Option Price

The Option Price in respect of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the Market Value of a Share as of the date of the grant. If the Market Value of a Share and/or Option Price is established in a currency other than Canadian dollars and this Plan and/or any Option Agreement provides for the ability of the Participant to exercise an Option in Canadian dollars, the exchange rate at the time that the Option is granted must be used.

3.4	Option Term

The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than five (5) years from the date the Option is granted (“Option Term”). All unexercised Options shall be cancelled, without any compensation, at the expiry of such Options. Notwithstanding the expiration provisions hereof, if the date on which an Option Term expires falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the expiration date of the Option will be the date that is ten Business Days after the Blackout Period Expiry Date. Notwithstanding anything else herein contained, the ten Business Day period referred to in this section may not be further extended by the Board.

3.5	Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board, at the time of granting the particular Option, may determine in its sole discretion.

Notwithstanding any other vesting conditions that may be imposed by the Board, unless otherwise determined by the Board at the time of grant, in its sole discretion, Options shall vest: (a) as to one-third of the Options granted on the first anniversary of the grant date of the Options; (b) as to one-third of the Options granted on the second anniversary of the grant date of the Options; and (c) as to the remaining one-third of the Options granted, on the third anniversary of the grant date of the Options. For greater certainty, any exercise of Options by a Participant shall be made in compliance with the Corporation’s insider trading policy.

3.6	Method of Exercise and Payment of Purchase Price

(a)	Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the legal representative of the Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Exhibit “B”, to the Corporation at its registered office to the attention of the Chief Financial Officer of the Corporation (or the individual that the Chief Financial Officer of the Corporation may from time to time designate) or by giving notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by payment, in full, of (i) the Option Price multiplied by the number of Shares specified in such notice, and (ii) such amount in respect of withholding taxes as the Corporation may require under Section 8.2. Such payment shall be in the form of cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board.

(b)	Upon exercise of an Option, the Corporation shall, as soon as practicable after such exercise and receipt of all payments required to be made by the Participant to the Corporation in connection with such exercise, but no later than ten (10) Business Days following such exercise and payment, forthwith cause the transfer agent and registrar of the Shares either to:

(i)	deliver to the Participant (or to the legal representative of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(ii)	in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

(c)	The Board may, at any time and on such terms as it may in its discretion determine, grant to a Participant who is entitled to exercise an Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a Participant in respect of any Options entitles the Participant the right to surrender such Options, in whole or in part, to the Corporation upon giving notice in writing to the Corporation of the Participant’s intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by:

(i)	subtracting the applicable Option Price from the Market Value of a Share (determined as of the date such notice of cashless exercise is received by the Corporation), and multiplying the remainder by the number of Options specified in such notice;

(ii)	subtracting from the amount obtained under Section 3.6(c)(i) the amount of any applicable withholding taxes and other source deductions as determined by the Corporation in its sole discretion (unless the Participant chooses to make a cash payment in respect of such withholding amounts in a manner acceptable to the Corporation); and

(iii)	dividing the net amount obtained under subsection 3.6(c)(ii) by the Market Value of a Share determined as of the date such notice of cashless exercise is received by the Corporation.

(d)	A Participant may make an offer (the “Surrender Offer”) to the Corporation, at any time, for the disposition and surrender by the Participant to the Corporation (and the termination thereof) of an Option granted hereunder for an amount (not to exceed the Market Value of a Share less the exercise price of the Option) specified in the Surrender Offer by the Participant, and the Corporation may, but is not obligated to, accept the Surrender Offer, subject to any regulatory approval required. If the Surrender Offer, either as made or as renegotiated, is accepted, the Option in respect of which the Surrender Offer relates shall be surrendered and deemed to be terminated and cancelled and shall cease to grant the Participant any further rights thereunder upon payment of the amount of the agreed Surrender Offer by the Corporation to the Participant. The Corporation may, in its sole discretion, elect to allow a Participant to claim such deductions in computing taxable income of such Participant, if any, that may be available to the Participant in respect of any amount received by the Participant pursuant to this section 3.6(d), provided that the Corporation shall be under no obligation, express or implied, to make such election. Any reference in this section 3.6(d) to the payment of cash is subject to compliance with section 8.2.

3.7	Option Agreements

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “A”. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Option shall be continuously governed by section 7 of the ITA; and, with respect to any Participant that is a US Taxpayer, such terms and conditions to ensure that the Option satisfies the requirements of the Code, including but not limited to Code Section 409A) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

Article 4
RESTRICTED AND PERFORMANCE SHARE UNITS

4.1	Nature of Share Units

A Share Unit is an Award that is a bonus for services rendered in the year of grant, that, upon settlement, entitles the recipient Participant to receive either (at the election of the Board in its sole discretion): (a) a cash payment equal to the Market Value of a Share (subject to adjustment in accordance with Section 4.6), or (b) a Share (subject to adjustment in accordance with Section 4.6), and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting conditions may, without limitation, be based on the passage of time during continued employment or other service relationship (sometimes referred to as a “Restricted Share Unit”), the achievement of specified Performance Criteria (sometimes referred to as a “Performance Share Unit”), or both.

The Board may determine at the time of grant of a Performance Share Unit, whether a Performance Multiplier shall apply to any such Performance Share Unit and the Performance Criteria and Performance Period applicable to such Performance Multiplier.

Unless otherwise provided in the applicable Share Unit Agreement, it is intended Share Units awarded to U.S. Taxpayers will be exempt from Code Section 409A as a “short-term deferral” under U.S. Treasury Regulation section 1.409A- 1(b)(4), and accordingly such Share Units will be settled/redeemed by March 15th of the year following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A). For greater certainty, upon the satisfaction or waiver or deemed satisfaction of all Performance Criteria and other vesting conditions, the Share Units of U.S. Taxpayers will no longer be subject to a substantial risk of forfeiture, and will be settled/redeemed by March 15th of the following year (the “U.S. Share Unit Outside Expiry Date”).

It is intended that, in respect of Share Units granted to Canadian Participants as a bonus for services rendered in the year of grant, neither the Plan nor any Share Units granted hereunder will constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof. All Share Units granted hereunder shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received or receivable by any Canadian Participant in respect of his or her services to the Corporation or a Subsidiary, as applicable.

4.2	Share Unit Awards

(a)	The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Share Units under the Plan, (ii) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date or dates on which such Share Units shall be granted, (iii) determine the relevant conditions, and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) of such Share Units, (iv) determine whether any Performance Share Units are subject to a Performance Multiplier and the Performance Criteria and Performance Period applicable to such Performance Multiplier, and (v) any other terms and conditions applicable to the granted Share Units, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any Share Unit Agreement.

(b)	Subject to the vesting and other conditions and provisions in this Plan and in the applicable Share Unit Agreement including the adjustments in the Shares underlying a Share Unit as contemplated by Section 4.6, each Share Unit awarded to a Participant shall entitle the Participant to receive, on settlement, either (at the election of the Board in its sole discretion): (i) a cash payment equal to the Market Value of a Share, (ii) one Share, or (iii) any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, in each case less any applicable withholding taxes or other source deductions.

(c)	For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation (or applicable Subsidiary) to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation (and each Subsidiary) reserves the right to change such form of payment at any time until payment is actually made.

4.3	Share Unit Agreements

(a)	The grant of a Share Unit by the Board shall be evidenced by a Share Unit Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “C”. Such Share Unit Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit Agreement. The provisions of the various Share Unit Agreements issued under this Plan need not be identical.

(b)	The Share Unit Agreement shall contain such terms that the Corporation considers necessary in order that the Share Unit will comply, for U.S. Taxpayers, with Code Section 409A and any provisions respecting restricted share units in the income tax laws (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Share Units shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

4.4	Vesting of Share Units

The Board shall have sole discretion to (i) determine if any vesting conditions with respect to a Share Unit, including any Performance Criteria or other vesting conditions contained in the applicable Share Unit Agreement, have been met, and (ii) waive the vesting conditions applicable to Share Units (or deem them to be satisfied), provided that, with respect to any Share Units granted to a U.S. Taxpayer, any such waiver complies with Code Section 409A. The Corporation shall communicate to a Participant, as soon as reasonably practicable, the date on which all such applicable vesting conditions in respect of a grant of Share Units to the Participant have been satisfied, waived, or deemed satisfied and such Share Units have vested (the “Vesting Date”). Notwithstanding the foregoing, if the date on which any Share Units would otherwise vest falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the Vesting Date of such Share Units will be deemed to be the date that is the earlier of (i) ten Business Days after the Blackout Period Expiry Date (which ten Business Day period may not be further extended by the Board) and (ii) the Share Unit Outside Expiry Date in respect of such Share Units, provided that in no event will the redemption and settlement of any Share Units of a Participant who is a U.S. Taxpayer be delayed beyond March 15th of the calendar year immediately following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A).

4.5	Redemption/Settlement of Share Units

(a)	Subject to the provisions of this Section 4.5, if the Board elects to settle a Share Unit by payment in cash, a Participant’s vested Share Units shall be redeemed in consideration for a cash payment on the date (the “Redemption Date”) that is the earliest of (i) the 15th day following the applicable Vesting Date for such vested Share Units (or, if such day is not a Business Day, on the immediately following Business Day), and (ii) the Share Unit Outside Expiry Date.

(b)	Subject to the provisions of this Section 4.5, if a Participant’s vested Share Units are to be settled with Shares, the Corporation may elect to settle such Share Units by either (i) the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (ii) by paying all or a portion of the Corporation’s cash payment obligation with respect to such Share Units to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant’s benefit.

(c)	Settlement of a Participant’s vested Share Units shall take place on the Redemption Date as follows:

(i)	where the Corporation (or applicable Subsidiary) has elected to settle all or a portion of the Participant’s vested Share Units in Shares issued from treasury:

(A)	in the case of Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(B)	in the case of Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(ii)	where the Corporation has elected to settle all or a portion of the Participant’s vested Share Units in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the Redemption Date multiplied by the number of vested Share Units to be settled, the Adjustment Ratio and, if applicable in respect of a Performance Share Unit, the Performance Multiplier, less the amount of any applicable withholding tax under Section 8.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(iii)	any cash payment to which the Participant is entitled shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation (or by a Subsidiary of which the Participant is a director, employee, executive officer or Consultant), in cash, by cheque or by such other payment method as the Corporation and Participant may agree;

(iv)	for the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s vested Share Units shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the Redemption Date (subject to adjustment in accordance with Section 4.6) multiplied by the number of vested Share Units to be redeemed (after deducting any such vested Share Units in respect of which the Corporation makes an election to settle such vested Share Units in Shares);

(v)	where the Corporation has elected to settle a portion, but not all, of the Participant’s vested Share Units in Shares, the Participant shall be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Corporation shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion payable to settle a Participant’s Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 8.2, the Corporation shall be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Corporation; and

(vi)	where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation (or applicable Subsidiary) to settle all or a portion of the Participant’s vested Share Units in Shares includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

(d)	Notwithstanding any other provision in this Article 4, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any Share Units later than December 15 of the third (3rd) calendar year following the end of the calendar year in respect of which such Share Unit is granted (the “Share Unit Outside Expiry Date”).

4.6	Adjustments for Dividends and Performance Multiplier

Immediately prior to each Redemption Date, the number of Shares underlying a Share Unit shall be adjusted by multiplying such number by: (a) the Adjustment Ratio applicable in respect of such Share Unit; and (b) in respect of Performance Share Units, the Performance Multiplier, if applicable to such Performance Share Unit, provided however, that subject to any required approvals that may be required by the Exchange and notwithstanding any other provision of this Plan, the Board hereby reserves the right to make any additional adjustments to the number of Shares underlying any Share Unit if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan and terms of the Share Unit.

Article 5
DEFERRED SHARE UNITS

5.1	Nature of Deferred Share Units

A deferred share unit (“DSU”) is an Award for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive either (at the election of the Board in its sole discretion): (a) cash equal to the Market Value of a Share (subject to adjustment in accordance with Section 5.6), or (b) a Share (subject to adjustment in accordance with Section 5.6).

5.2	Market Fluctuation

For greater certainty, no amount will be paid or benefit provided to, or in respect of, a Participant, or to any person who does not deal at arm’s length with a Participant for the purposes of the ITA, under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the shares of the Corporation or any corporation related (within the meaning of the ITA) thereto.

5.3	Granting of DSU Awards

(a)	The Board may fix from time to time a portion of the Director Fees that is to be payable in the form of DSUs. In addition, each Electing Person is given, subject to the conditions stated herein, the right to elect in accordance with Section 5.3(b), to participate in the grant of additional DSUs pursuant to this Article 5. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 5 shall receive their Elected Amount (as that term is defined below) in the form of DSUs in lieu of cash. The “Elected Amount” shall be an amount, as elected by the Director and approved by the Board, in accordance with applicable tax law, between 0% and 100% of any Director Fees that are otherwise intended to be paid in cash (the “Cash Fees”).

(b)	Each Electing Person who elects to receive their Elected Amount in the form of DSUs in lieu of cash will be required to file a notice of election in the form of Exhibit “E” hereto (the “Election Notice”) with the Chief Financial Officer of the Corporation: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply (other than for Director Fees payable for the 2023 financial year, in which case any Electing Person as of the date of this Plan shall file the Election Notice by the date that is 30 days from the effective date of the Plan with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

(c)	Subject to Section 5.3(d), the election of an Electing Person under Section 5.3(b) shall be deemed to apply to all Cash Fees that would be paid subsequent to the filing of the Election Notice, and such Electing Person is not required to file another Election Notice for subsequent calendar years.

(d)	An election by an Electing Person to receive the Elected Amount in DSUs in lieu of cash for any calendar year is irrevocable for that calendar year and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Exhibit “F” is delivered.

(e)	The number of DSUs granted at any particular time pursuant to Section 5.3(a) will be calculated by dividing (i) the amount of any Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Market Value of a Share on the date such Director Fees would otherwise be payable.

(f)	In addition to the foregoing, subject to the provisions of this Plan and the requirements of paragraph 6801(d) of the ITA Regulations and Code Section 409A, the Board may, from time to time by resolution, in its sole discretion, (i) designate the Non-Employee Directors who may receive DSUs under the Plan, (ii) fix the number of DSUs, if any, to be granted to any Non-Employee Director and the date or dates on which such DSUs shall be granted, and (iii) determine any other terms and conditions applicable to the granted DSUs.

5.4	DSU Agreements

(a)	The grant of a DSU by the Board shall be evidenced by a DSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “D”. Such DSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a DSU Agreement. The provisions of the various DSU Agreements issued under this Plan need not be identical.

(b)	Each DSU Agreement shall contain such terms that the Corporation considers necessary in order that the DSUs granted thereunder to U.S. Taxpayers will comply with Code Section 409A and any provisions respecting restricted share units in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the DSUs shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA by reason of the exemption in paragraph 6801(d) of the ITA Regulations) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

5.5	Redemption / Settlement of DSUs

(a)	Except as otherwise provided in this Section 5.5 or Section 8.10 of this Plan, (i) DSUs of a Participant who is a U.S. Taxpayer shall be redeemed and settled by the Corporation on the first Business Day following the Participant’s Termination of Service date, subject to the delay that may be required under Section 8.10(b) of this Plan, and (ii) DSUs of a Participant who is a Canadian Participant (or who is neither a U.S Taxpayer nor a Canadian Participant) shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant’s Final Service Date, but in any event not later than, and any payment (whether in cash or in Shares) in respect of the settlement of such DSUs shall be made no later than, December 15 of the first (1st) calendar year commencing immediately after the Participant’s Final Service Date. Notwithstanding the foregoing, if a payment in settlement of DSUs of a Participant who is both a U.S. Taxpayer and a Canadian Participant:

(i)	is required as a result of his or her Termination of Service in accordance with this clause (a), but such payment would result in such DSUs failing to satisfy the requirements of paragraph 6801(d) of the ITA Regulations, and the Board determines that it is not practical to make such payment in some other manner or at some other time that complies with both Code Section 409A and paragraph 6801(d) of the ITA Regulations, then such payment will be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant’s income under the Code but does not contravene the requirements of paragraph 6801(d) of the ITA Regulations, and the amount shall thereafter be paid out of the trust at such time and in such manner as complies with the requirements of paragraph 6801(d) of the ITA Regulations; or

(ii)	is required pursuant to clause (i) above, but such payment would result in such DSUs failing to satisfy the requirements of Code Section 409A because the Participant has not experienced a Termination of Service, then the Participant shall immediately forfeit such DSUs without compensation therefor and prior to vesting in same, unless the Board determines that it is permissible to make such payment in some other manner or at some other time that satisfies the requirements of both Code Section 409A and paragraph 6801(d) of the ITA Regulations.

(b)	Subject to the vesting and other conditions and provisions in this Plan and in any DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive on settlement either (at the election of the Board) in its sole discretion: (i) a cash payment equal to the Market Value of a Share, (ii) one Share, or (iii) any combination of cash and Shares as the Corporation in its sole discretion may determine, subject in all cases to adjustment of the numbers of Shares underlying each DSU in accordance with Section 5.6. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any DSU, and, notwithstanding any discretion exercised by the Corporation to settle any DSU, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

(c)	Subject to the provisions of this Section 5.5, if a Participant’s DSUs are to be settled with Shares the Corporation may elect to settle such DSUs by either (i) the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the DSU Redemption Date, or (ii) by paying all or a portion of the Corporation’s cash payment obligation with respect to such DSUs to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant’s benefit.

(d)	The redemption and settlement of a Participant’s DSUs shall occur on the applicable DSU Redemption Date as follows:

(i)	where the Corporation has elected to settle all or a portion of the Participant’s DSUs in Shares issued from treasury,

(A)	in the case of Shares issued in certificated form, delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(B)	in the case of Shares issued in uncertificated form, issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(ii)	where the Corporation has elected to settle all or a portion of the Participant’s DSUs in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the DSU Redemption Date multiplied by the number of DSUs being redeemed to be settled in Shares purchased in the open market, subject to adjustment of the numbers of Shares underlying each DSU in accordance with Section 5.6, less the amount of any applicable withholding tax under Section 8.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(iii)	any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant’s DSUs that the Corporation has elected to pay in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation in cash, by cheque or by such other payment method as the Corporation and Participant may agree;

(iv)	the cash payment obligation by the Corporation in respect of the redemption and settlement of a DSU pursuant to this Section 5.5 shall be equal to the Market Value of a Share as of the applicable DSU Redemption Date, subject to adjustment of the numbers of Shares underlying such DSU in accordance with Section 5.6. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s DSUs shall, subject to any adjustment in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the DSU Redemption Date for such DSUs multiplied by the number of DSUs being redeemed (after deducting any such DSUs in respect of which the Corporation makes an election under Section 5.5(b) to settle such DSUs in Shares), subject to adjustment of the numbers of Shares underlying each DSU in accordance with Section 5.6;

(v)	where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation to settle all or a portion of the Participant’s DSUs includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares; and

(vi)	where the Corporation has elected to settle a portion, but not all, of the Participant’s DSUs in Shares, the Participant shall be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding obligations of the Corporation, and the Corporation shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion elected by the Corporation to settle the Participant’s Share Units is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 8.2 any remaining amounts shall be satisfied by the Corporation by any other mechanism as may be required or determined by the Corporation as appropriate.

5.6	Adjustment for Dividends

Immediately prior to each DSU Redemption Date, the number of Shares underlying a DSU shall be adjusted by multiplying such number by the Adjustment Ratio applicable in respect of such DSU; provided however, that subject to any required approvals that may be required by the Exchange and notwithstanding any other provision of this Plan, the Board hereby reserves the right to make any additional adjustments to the number of Shares underlying any DSU if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan and terms of the DSU.

Article 6
GENERAL CONDITIONS

6.1	General Conditions Applicable to Awards

Each Award shall be subject to the following conditions:

(a)	Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of this Plan and the Grant Agreement entered into in respect of such Award. The Board has the right, in its sole discretion, to waive any vesting conditions or accelerate the vesting of any Award, or to deem any Performance Criteria or other vesting conditions to be satisfied, notwithstanding the vesting conditions set forth for such Award, provided that (i) the settlement of a DSU shall not be accelerated; and (ii) in the case of a U.S Taxpayer, the settlement of a Share Unit shall not be accelerated except in accordance with Code Section 409A.

(b)	Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Subsidiaries in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.

(c)	Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation or any Subsidiary.

(d)	Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards by reason of the grant of such Award until such Award has been duly exercised or settled, as applicable, and, if determined by the Corporation, Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing and except as provided under this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(e)	Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(f)	Non-Transferrable Awards. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(g)	Participant’s Entitlement. Except as otherwise provided in this Plan (including, without limiting the generality of the foregoing, pursuant to Section 6.2), or unless the Board permits otherwise, or unless required by legislation applicable to the Participant (i) upon any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or Consultant of such Subsidiary of the Corporation and not of the Corporation itself, whether or not then exercisable, shall automatically terminate on the date of such change, and (ii) no Participant who ceases to be employed due to resignation, death or termination shall have any entitlement under this Plan after the Participant’s Final Service Date, and no damages or compensation shall be payable due to the cessation of the Participant’s employment, regardless of the reason for such termination, which party initiates it, and whether lawful or unlawful, voluntary or involuntary, and whether notice is or is not given. For certainty, this Plan displaces any and all common law rights that a Participant may have or claim to have in respect of the Plan.

6.2	General Conditions Applicable to Options

Unless provided otherwise in a Participant’s Grant Agreement, each Option shall be subject to the following conditions:

(a)	Termination for Just Cause. Upon a Participant ceasing to be an Eligible Participant for Just Cause, any vested or unvested Option granted to such Participant shall terminate immediately upon the Participant’s Final Service Date.

(b)	Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Just Cause (including, for the avoidance of doubt, as a result of any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, as contemplated by Section 6.1(g)), (i) each unvested Option granted to such Participant shall expire and become void immediately upon the Participant’s Final Service Date, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days after the Participant’s Final Service Date (or such later date as the Board may, in its sole discretion, determine) and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will terminate.

(c)	Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon the Participant’s Final Service Date, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) thirty (30) days after the Participant’s Final Service Date and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will terminate.

(d)	Death. Upon a Participant ceasing to be an Eligible Participant by reason of death, (i) each unvested Option granted to such Participant shall terminate and become void effective immediately prior to the Eligible Participant’s time of death, and (ii) each vested Option held by such Participant at the time of death may be exercised by the legal representative of the Participant, provided that any such vested Option shall cease to be exercisable on the earlier of (A) the date that is six (6) months after the Participant’s death (or such later date as the Board may, in its sole discretion determine) or (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(e)	Leave of Absence. Upon a Participant electing a leave of absence of more than twelve (12) months, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant’s participation in the Plan shall be terminated, provided that all vested Options shall remain outstanding and in effect until the applicable expiry date, or an earlier date determined by the Board at its sole discretion.

6.3	General Conditions Applicable to Share Units

Unless provided otherwise in a Participant’s Grant Agreement, each Share Unit shall be subject to the following conditions:

(a)	Termination for Just Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Just Cause or as a result of his or her resignation from the Corporation or a Subsidiary, the Participant’s participation in the Plan shall be terminated immediately upon the Participant’s Final Service Date, all Share Units held by the Participant that have not vested as of the Participant’s Final Service Date shall be forfeited and cancelled, and the Participant’s rights that relate to such Participant’s unvested Share Units shall be forfeited and cancelled on the Final Service Date.

(b)	Death, Leave of Absence or Termination of Service. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant electing a leave of absence of more than twelve (12) months, or upon a Participant ceasing to be Eligible Participant as a result of (i) death, or (ii) Termination of Service for reasons other than for Just Cause, all unvested Share Units held by the Participant as of such Final Service Date (or on the date such Participant elects such leave of absence) shall be forfeited and cancelled. Notwithstanding the foregoing, if the Board, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested Share Units, the date of such action will be deemed to be the Vesting Date.

(c)	General. For greater certainty, where (i) a Participant’s employment or service relationship with the Corporation or a Subsidiary is terminated pursuant to Section 6.3(a) or Section 6.3(b) hereof, or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 6.3(b) hereof, following the satisfaction of all vesting conditions in respect of particular Share Units but before receipt of the corresponding distribution or payment in respect of such Share Units, the Participant shall remain entitled to such distribution or payment.

Article 7
ADJUSTMENTS AND AMENDMENTS

7.1	Adjustment to Shares Subject to Outstanding Awards

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Corporation with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a Subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a Subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of the Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a)	adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b)	adjustments to the number of Shares or the computation of the cash payment to which the Participant is entitled upon exercise or settlement of such Award; or

(c)	adjustments to the number or kind of shares reserved for issuance pursuant to the Plan.

7.2	Change of Control

Unless provided otherwise in a Participant’s Grant Agreement:

(a)	in the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to accelerate the vesting of Options to assist the Participants to tender into a takeover bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to (i) provide that any or all Options shall thereupon terminate, provided that any such outstanding Options that have vested shall remain exercisable until the consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options immediately prior to the consummation of the take-over bid and the Shares issuable under such Options to be tendered to such bid, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 7.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 7.2 or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of Options which vested pursuant to this Section 7.2 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Options which vested pursuant to this Section 7.2 shall be reinstated. In the event of a Change of Control, the Board may exercise its discretion to accelerate the vesting of, or waive the Performance Criteria or other Vesting Conditions applicable to, outstanding Share Units, and the date of such action shall be the Vesting Date of such Share Units; and

(b)	if the Corporation completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an officer or employee of, or Consultant to, the Corporation prior to the Change of Control has their Employment Agreement or Consulting Agreement terminated, then: (i) all unvested Options granted to such Participant shall immediately vest and become exercisable, and remain open for exercise until the earlier of (A) their expiry date as set out in the applicable Grant Agreement, and (B) the date that is 90 days after such termination or dismissal; and (ii) all unvested Share Units shall become vested, and the date of such Participant’s Final Service Date shall be deemed to be the Vesting Date.

7.3	Amendment or Discontinuance of the Plan

(a)	The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants, provided that such suspension, termination, amendment or revision shall:

(i)	not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan; and

(ii)	be in compliance with applicable law (including Code Section 409A or the provisions of the ITA, to the extent applicable), including the prior approval, if required, of the Exchange (or any other stock exchange on which the Shares are listed), or any other regulatory body having authority over the Corporation.

(b)	Notwithstanding Section 7.3(a), the Board shall be required to obtain shareholder approval to make the following amendments:

(i)	any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Section 7.1;

(ii)	except in the case of an adjustment pursuant to Section 7.1 any amendment which reduces the exercise price of an Option (including any cancellation of an Option and replacement of such Option with an Option with a lower exercise price or other entitlements);

(iii)	any amendment which extends the expiry date of any Award beyond the original expiry date (other than an extension of the expiry date resulting from a Blackout Period in accordance with Sections 3.4 and 4.4);

(iv)	any amendment which would permit Awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes;

(v)	any amendment to the limits on the grant of Awards set out in Section 2.5;

(vi)	any amendment to the definition of an Eligible Participant under the Plan; and

(vii)	any amendments to this Section 7.3.

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

Article 8
MISCELLANEOUS

8.1	Use of an Administrative Agent

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

8.2	Tax Withholding

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the legal representative of the Participant) under this Plan shall be made net of any applicable withholdings, including in respect of applicable withholding taxes required to be withheld at source and other source deductions, as the Corporation determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Corporation determines, including (a) by the sale of a portion of such Shares by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1, on behalf of and as agent for the Participant, as soon as permissible and practicable, with the proceeds of such sale being used to satisfy any withholding and remittance obligations of the Corporation (and any remaining proceeds, following such withholding and remittance, to be paid to the Participant), (b) by requiring the Participant, as a condition of receiving such Shares, to pay to the Corporation or applicable Subsidiary an amount in cash sufficient to satisfy such withholding, or (c) any other mechanism as may be required or determined by the Corporation as appropriate.

8.3	Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement) or any policy adopted by the Corporation. Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including any related policy adopted by the Corporation. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 8.3.

8.4	Securities Law Compliance

(a)	The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award, the exercise of any Option, the delivery of any Shares upon exercise of any Option, or the Corporation’s election to deliver Shares in settlement of any Share Units or DSUs, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of the Exchange (or such other stock exchanges on which the securities of the Corporation may be listed) and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award or exercise of any Option hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(b)	No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(c)	The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with the Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(d)	If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

(e)	With respect to Awards granted in the United States or to U.S. Persons (as defined under Regulation S under the U.S. Securities Act) or at such time as the Corporation ceases to be a “foreign private issuer” (as defined under the U.S. Securities Act), unless the Shares which may be issued upon the exercise or settlement of such Awards are registered under the U.S. Securities Act, the Awards granted hereunder and any Shares that may be issuable upon the exercise or settlement of such Awards will be considered “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, any such Awards or Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission (the “SEC”) may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Participant, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. Certificate(s) representing the Awards and any Shares issued upon the exercise of settlement of such Awards prior to an effective registration statement filed with the SEC, and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

“THE SECURITIES REPRESENTED HEREBY [for Awards add:] AND ANY SECURITIES ISSUABLE UPON EXERCISE OR SETTLEMENT HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

8.5	Reorganization of the Corporation

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or legal representative of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.6	Quotation of Shares

So long as the Shares are listed on the Exchange (or any other stock exchange), the Corporation must apply to the Exchange (or such other stock exchanges) for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on the Exchange (or any other stock exchange).

8.7	Fractional Shares

If, upon the concurrent exercise of one or more Options by a Participant, the aggregate number of Shares that the Participant would otherwise be entitled to receive includes a fractional Share, then the aggregate number of Shares to be issued to the Participant upon such exercise shall be rounded down to the nearest lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

8.8	Governing Laws

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

8.9	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.10	Code Section 409A

It is intended that any payments under the Plan to U.S. Taxpayers shall be exempt from or comply with Code Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Code Section 409A. Solely to the extent that Awards of a U.S. Taxpayer are determined to be subject to Code Section 409A, the following will apply with respect to the rights and benefits of U.S. Taxpayers under the Plan:

(a)	Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to or for the benefit of a U.S. Taxpayer may not be reduced by, or offset against, any amount owing by the U.S. Taxpayer to the Corporation or any of its Affiliates.

(b)	If a U.S. Taxpayer becomes entitled to receive payment in respect of any DSUs, or any Share Units that are subject to Code Section 409A, as a result of his or her Separation from Service and the U.S. Taxpayer is a “specified employee” (within the meaning of Code Section 409A) at the time of his or her Separation from Service, and the Board makes a good faith determination that (i) all or a portion of the Share Units or DSUs constitute “deferred compensation” (within the meaning of Code Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such Separation from Service is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then payment of such “deferred compensation” shall not be made to the U.S. Taxpayer before the date which is six months after the date of his or her Separation from Service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such Separation from Service) or, if earlier, the U.S. Taxpayer’s date of death.

(c)	A U.S. Taxpayer’s status as a “specified employee” (within the meaning of Code Section 409A) shall be determined by the Corporation as required by Code Section 409A on a basis consistent with Code Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Code Section 409A.

(d)	Although the Corporation intends that Share Units will be exempt from Code Section 409A or will comply with Code Section 409A, and that DSUs will comply with Code Section 409A, the Corporation makes no assurances that the Share Units will be exempt from Code Section 409A or will comply with it. Each U.S. Taxpayer, any beneficiary or the U.S. Taxpayer’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Taxpayer in connection with this Plan (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any Subsidiary shall have any obligation to indemnify or otherwise hold such U.S. Taxpayer or beneficiary or the U.S. Taxpayer’s estate harmless from any or all of such taxes or penalties.

(e)	In the event that the Board determines that any amounts payable hereunder will be taxable to a Participant under Code Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Share Units hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.

(f)	In the event the Corporation amends, suspends or terminates the Plan or Share Units as permitted under the Plan, such amendment, suspension or termination will be undertaken in a manner that does not result in adverse tax consequences under Code Section 409A.

EXHIBIT “A”
TO OMNIBUS SHARE INCENTIVE PLAN OF GREENFIRE RESOURCES LTD.

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between Greenfire Resources Ltd. (the “Corporation”) and the Participant named below, pursuant to the Corporation’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1. ______________________________ (the “Grant Date”),

2. ______________________________ (the “Participant”)

3. was granted ______________________________ options (“Options”) to purchase common shares of the Corporation (each, a “Share”), in accordance with the terms of the Plan, which Options will bear the following terms:

(a) Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of CAD$[●] per Share (the “Option Price”) at any time prior to expiry on [●] (the “Expiration Date”).

(b) Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows so long as the Participant continues to remain employed from the Grant Date through the vesting date:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Options are denominated in Canadian dollars (CAD$).

4. The Options shall be exercisable only by delivery to the Corporation of a duly completed and executed notice in the form attached to this Option Agreement (the “Exercise Notice”), together with (i) payment of the Option Price for each Share covered by the Exercise Notice, and (ii) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice. Any such payment to the Corporation shall be made by certified cheque or wire transfer in readily available funds.

5. Subject to the terms of the Plan, the Options specified in an Exercise Notice shall be deemed to be exercised upon receipt by the Corporation of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Corporation pursuant to paragraph 4 of this Option Agreement.

6. To the extent the Participant is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement, such Cashless Exercise Right shall be exercisable only by delivery to the Corporation of a duly completed and executed Exercise Notice specifying the Participant’s intention to surrender such Options to the Corporation pursuant to such Cashless Exercise Right. The Participant acknowledges that whether the Corporation may elect at its sole discretion to accept or not accept the exercise of the Cashless Exercise Right by the Participant.

7. The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or surrender of Options) that:

(a)	the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Corporation that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b)	the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c)	the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d)	the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e)	the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise (or termination upon exercise of the Cashless Exercise Right) of any Options, as provided in Section 8.2 of the Plan;

(f)	this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g)	the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Corporation is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

8. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9. This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised or surrendered to the Corporation pursuant to a Cashless Exercise Right) constitutes the entire agreement of the Corporation and the Participant (collectively the “Parties”) with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Alberta. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. In accordance with Section 8.4(e) of the Plan, if the Options and the underlying Shares are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, the Options may not be exercised in the “United States” or by “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to Option holders in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this Option Agreement as of ________________________, 20___.

GREENFIRE RESOURCES LTD.

Per:
Authorized Signatory

EXECUTED by [●] in the presence of:

Signature

Print Name	[NAME OF PARTICIPANT]

Address

Occupation

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

EXHIBIT “B”
TO OMNIBUS SHARE INCENTIVE PLAN OF GREENFIRE RESOURCES LTD.

FORM OF OPTION EXERCISE NOTICE

TO:	GREENFIRE RESOURCES LTD.

This Exercise Notice is made in reference to stock options (“Options”) granted under the Omnibus Share Incentive Plan (the “Plan”) of Greenfire Resources Ltd. (the “Corporation”).

The undersigned (the “Participant”) holds options (“Options”) under the Plan to purchase [●] common shares of the Corporation (each, a “Share”) at a price per Share of CAD$[●] (the “Option Price”) pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Corporation dated [●] (the “Option Agreement”). The Participant confirms the representations and warranties contained in the Option Agreement.

The Participant hereby:

☐

irrevocably gives notice of the exercise of _____________ Options held by the Participant pursuant to the Option Agreement at the Option Price, for an aggregate exercise price of CAD$________ (the “Aggregate Option Price”), on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Corporation or evidence of wire transfer to the Corporation in full satisfaction of the Aggregate Option Price.

The Participant acknowledges and agrees that: (i) in addition to the Aggregate Option Price, the Corporation may require the Participant to also provide the Corporation with a certified cheque or evidence of wire transfer equal to the amount of any applicable withholding taxes associated with the exercise of such Options, before the Corporation will issue any Shares to the Participant in settlement of the Options; and (ii) the Corporation shall have the sole discretion to determine the amount of any applicable withholding taxes associated with the exercise of such Options, and shall inform the Participant of such amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

- or –

☐

irrevocably gives notice of the Participant’s intention to surrender to the Corporation ______________ Options held by the Participant pursuant to the Option Agreement in accordance with the Cashless Exercise Right (as defined in the Plan) granted in respect of such Options, and agrees to receive, in consideration for the surrender of such Options to the Corporation, that number of Shares equal to the following:

((A – B) x C) - D

A

where: A is the Market Value (as defined in the Plan) of a Share on determined as of the date this Exercise Notice is received by the Corporation; B is the Option Price; C is the number of Options in respect of which such Cashless Exercise Right is being exercised; and D is the amount of any applicable withholding taxes associated with the exercise of such Options, as determined by the Corporation in its sole discretion.

For greater certainty, where a Participant elects to surrender Options to the Corporation pursuant to his/her Cashless Exercise Right, the amount of any applicable withholding taxes determined pursuant to the above formula will be deemed to have been paid in cash by the Corporation to the Participant as partial consideration for the surrender and termination of the Options, which cash will be withheld by the Corporation and remitted to the applicable taxation authorities as may be required.

Registration:

The Shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name:

Address:

Date:	Name of Participant

Date:	Signature of Participant

EXHIBIT “C”
TO OMNIBUS SHARE INCENTIVE PLAN OF GREENFIRE RESOURCES LTD.

FORM OF SHARE UNIT AGREEMENT

This Share Unit Agreement is entered into between Greenfire Resources Ltd. (the “Corporation”) and the Participant named below, pursuant to the Corporation’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1. ______________________________ (the “Grant Date”),

2. ______________________________ (the “Participant”)

3. Grant of Awards

The Corporation has granted the Participant in accordance with and subject to the terms, conditions and restrictions of this Agreement and the Plan, the following share units (the “Share Units”):

Restricted Share Units

Number of Awards Granted:	[Insert granted number]

Type of Award:	Restricted Share Units

Grant Date:	[Insert Grant Date]

Vesting Date:

The Vesting Date shall be:

(a) One-third of the Restricted Share Units on [Insert date one year from Grant Date];

(b) One-third of the Restricted Share Units on [Insert date two years from Grant Date]; and

(c) One-third of the Restricted Share Units on [Insert date three years from Grant Date].

Redemption Date:	Subject to the terms and conditions of the Plan, Restricted Shares Units will be redeemed and settled fifteen days after the applicable Vesting Date, all in accordance with the terms of the Plan.

Performance Share Units

Number of Awards Granted:	[Insert granted number]

Type of Award:	Performance Share Units

Grant Date:	[Insert Grant Date]

Vesting Date:	The Vesting Date of the Performance Share Units will be on [Insert date three years from Grant Date].

Performance Vesting Conditions:	[Insert Performance Vesting Conditions if applicable.]

Performance Multiplier:

[Indicate whether Performance Share Units subject to Performance Multiplier and conditions for Performance Multiplier.]

If Performance Multiplier is applicable to the Performance Share Units, immediately prior to the Redemption Date, the number of Shares underlying shall be adjusted by multiplying such number by a Performance Multiplier. The Performance Multiplier can be a number ranging from [zero (0)] to a maximum of [two (2)].

Performance Period	[NTD. Insert Performance Period.]

Redemption Date:	Subject to the terms and conditions of the Plan, Performance Shares Units will be redeemed and settled fifteen days after the later of the Vesting Date and the date the Performance Vesting Conditions have been satisfied, all in accordance with the terms of the Plan.

4. By signing this Share Unit Agreement, the Participant:

(a)	acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this Share Unit Agreement (subject to any specific variations contained in this Share Unit Agreement);

(b)	acknowledges that, subject to the vesting and other conditions and provisions in this Share Unit Agreement, each Share Unit awarded to the Participant shall entitle the Participant to receive on settlement an aggregate cash payment equal to Market Value of a Share (subject to adjustment of the numbers of Shares underlying the Share Unit in accordance with Section 4.6 of the Plan) or, at the election of the Corporation and in its sole discretion, one (subject to adjustment of the numbers of Shares underlying the Share Unit in accordance with Section 4.6 of the Plan). For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made;

(c)	acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any Share Unit, as determined by the Corporation in its sole discretion;

(d)	agrees that a Share Unit does not carry any voting rights;

(e)	acknowledges that the value of the Share Units granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(f)	recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Corporation.

5. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Share Unit Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Share Unit Agreement, and (c) hereby accepts these Share Units subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Share Unit Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Share Unit Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Share Unit Agreement.

6. This Share Unit Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Corporation and the Participant (collectively the “Parties”) with respect to the Share Units and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Share Unit Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Alberta. Should any provision of this Share Unit Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

7. In accordance with Section 8.4(e) of the Plan, unless the Shares that may be issued upon the settlement of vested Share Units granted pursuant to this Share Unit Agreement are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this Share Unit Agreement as of ________________, 20____.

GREENFIRE RESOURCES LTD.

Per:
Authorized Signatory

Signature

Print Name	[NAME OF PARTICIPANT]

Address

Occupation

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.

EXHIBIT “D”
TO OMNIBUS SHARE INCENTIVE PLAN OF GREENFIRE RESOURCES LTD.

FORM OF DSU AGREEMENT

This DSU Agreement is entered into between Greenfire Resources Ltd. (the “Corporation”) and the Participant named below, pursuant to the Corporation’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1. ______________________________ (the “Grant Date”),

2. ______________________________ (the “Participant”)

3. was granted ________________ deferred share units (“DSUs”), in accordance with the terms of the Plan.

4. The DSUs subject to this DSU Agreement will become vested as follows: ________________________.

5. Subject to the terms of the Plan, the settlement of the DSUs, at the election of the Corporation in either: (a) cash (b) Shares or (c) a combination of cash and Shares, shall be payable to you, net of any applicable withholding taxes in accordance with the Plan, not later than December 15 of the first (1st) calendar year commencing immediately after the Participant’s Final Service Date, provided that if you are a U.S. Taxpayer, the settlement will be on the first Business Day following the Participant’s Separation from Service, subject to the delay that may be required under Section 8.10(b) of the Plan. If the Participant is both a U.S. Taxpayer and a Canadian Participant, the settlement of the DSUs will be subject to the provisions of Section 5.5 of the Plan.

6. By signing this agreement, the Participant:

(a)	acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this DSU Agreement (subject to any specific variations contained in this DSU Agreement);

(b)	acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any DSU, as determined by the Corporation in its sole discretion;

(c)	agrees that a DSU does not carry any voting rights;

(d)	acknowledges that the value of the DSUs granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(e)	recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Corporation.

7. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this DSU Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this DSU Agreement, and (c) hereby accepts these DSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this DSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this DSU Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this DSU Agreement.

8. This DSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Corporation and the Participant (collectively the “Parties”) with respect to the DSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This DSU Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Alberta. Should any provision of this DSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9. In accordance with Section 8.4(e) of the Plan, unless the Shares that may be issued upon the settlement of the DSU are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this DSU Agreement as of ____________________, 20____.

GREENFIRE RESOURCES LTD.

Per:
Authorized Signatory

Signature

Print Name	[NAME OF PARTICIPANT]

Address

Occupation

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.

EXHIBIT “E”
TO OMNIBUS SHARE INCENTIVE PLAN OF GREENFIRE RESOURCES LTD.

ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Plan, I hereby elect to participate in the grant of DSUs pursuant to Article 5 of the Plan and to receive ___________% of my Cash Fees in the form of DSUs in lieu of cash.

I confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by them.

(b)	I recognize that when DSUs credited pursuant to this election are redeemed in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time.

(c)	I understand that I will not be able to cause the Corporation to redeem DSUs granted under the Plan until I am no longer a Director of the Corporation.

(d)	The value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed.

(e)	I understand that this election is irrevocable for the calendar year to which it applies and that any revocation or termination of this election will not take effect until the first day of the calendar year following the year in which I file the revocation or termination notice with the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan’s text.

Date	(Name of Participant)

(Signature of Participant)

EXHIBIT “F”
TO OMNIBUS SHARE INCENTIVE PLAN OF GREENFIRE RESOURCES LTD.

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUS

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Exhibit “E” to the Plan, I hereby elect that no portion of the Cash Fees accrued after the effective date of this termination notice shall be paid in DSUs in accordance with Article 5 of the Plan.

I understand that this election to terminate receipt of additional DSUs will not take effect until the first day of the calendar year following the year in which I file this termination notice with the Corporation.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date	(Name of Participant)

(Signature of Participant)

Note: An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.